UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2007

QUOTEMEDIA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28599

Nevada

(State or other jurisdiction of incorporation or organization)

91-2008633

(IRS Employer Identification Number)

17100 East Shea Blvd.

Suite 230

Fountain Hills, AZ

(Address of principal executive offices)

85268

(Zip Code)

(480) 905-7311

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2007, Quotemedia, Inc. (the “Registrant”) received additional debt financing in the amount of $500,000 from Bravenet Web Services, Inc. (“Bravenet”). The President and Chief Executive Officer of Quotemedia, Ltd., a wholly owned subsidiary, is a control person of Bravenet. The terms and conditions of the financing are governed by a new loan agreement with Bravenet which accrues interest at 10% per annum. Repayment of amounts due to Bravenet are subject to approval of the Board of Directors, based on sufficient funds being available, and any such repayments not impairing continuing operations of the Registrant. The purpose of the additional financing is to provide the Company with added flexibility to take advantage of new expansion opportunities as they arise.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We hereby incorporate the discussion contained in Item 1.01 of the Form 8-K regarding the loan agreement with Bravenet Web Services, Inc.

Item 9.01	Financial Statements and Exhibits

(a) Exhibit 99.1 — Bravenet Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	QuoteMedia, Inc.

	By:	/s/ Keith Randall
	Name:	Keith Randall
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Bravenet Loan Agreement